UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 19, 2025, Spero Therapeutics, Inc. (the “Company”) announced that its tebipenem HBr development partner, GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”), filed a New Drug Application (“NDA”) resubmission to the U.S. Food and Drug Administration for tebipenem HBr, an investigational oral carbapenem antibiotic being developed for the treatment of complicated urinary tract infections (cUTI), including pyelonephritis. The NDA submission triggers a $25 million milestone payment to the Company under the Company’s License Agreement, as amended, with GSK, which is expected to be received in the first quarter of 2026.

Disclaimer on Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the timing of a $25 million milestone payment expected to be received by the Company in the first quarter of 2026. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar expressions; however, the absence of these words does not mean that statement is not forward looking. Any forward-looking statements in this Current Report are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual results to differ materially from those indicated by such forward looking statements, including whether the results of any of the Company’s clinical trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval, taking into account the effects of possible regulatory delays; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would delay approval and/or reduce the commercial prospects of tebipenem HBr; whether a successful commercial launch can be achieved and market acceptance of tebipenem HBr can be established; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the Company’s reliance on GSK pursuant to the exclusive GSK License Agreement to develop tebipenem HBr and GSK’s right thereunder to determine, in its sole discretion, whether to further develop tebipenem HBr; the Company’s need for additional funding; the Company’s ability to retain key personnel; whether the Company cash resources will be sufficient to fund its continuing operations for the periods anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the Securities Exchange Commission. The forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Chief Executive Officer, Chief Financial Officer and Chief Business Office